Exhibit 99.1

FOR IMMEDIATE RELEASE

Willdan Group, Inc. Elects John M. Toups to Board of Directors

ANAHEIM, Calif., April 27, 2007 – Willdan Group, Inc. (“Willdan”)

(NASDAQ:WLDN), a leading provider of outsourced services to public agencies, today announced that its board of directors has elected John M. Toups, retired Chairman and CEO of Planning Research Corporation (“PRC”), as a member of its Board of Directors.  Mr. Toups has also been appointed to the company’s Audit Committee.

“John’s track record in the professional services industry is more than impressive,” says Tom Brisbin, Willdan’s CEO, “John was the founder of an engineering firm in Orange County, California, that provided services very similar to Willdan’s.  His experience in growing a company, mergers and acquisitions and diversification in a publicly traded professional services firm will prove invaluable to Willdan.  There are few people in this niche of our industry that we can call upon for this kind of insight and proven experience.  Willdan is privileged to have him as a member of its board.”

Mr. Toups served as President and Chief Executive Officer of PRC, a global engineering and technology services firm, from 1978 until his retirement in 1987.  Although Mr. Toups is retired from active employment, he remains very active in the professional services industry.  He currently serves as a director of three public companies: Halifax Corporation, an electronic services company, GTSI Corp., a reseller of software and hardware, and NVR, Inc., a homebuilding and mortgage banking company.  In addition, he serves as a director of two privately held companies, Information Technology Analysis Corporation (“ITAC”), an information technology services firm, and Dewberry & Davis, an engineering services firm.  He also is active in several civic and professional organizations.

Mr. Toups received his B.S. in Civil Engineering from the University of California at Berkeley in 1949.  He is a registered civil engineer in California and Maryland, and a fellow of the American Society of Civil Engineers.

About Willdan Group, Inc.

Founded over 40 years ago, Willdan Group, Inc. is a leading provider of outsourced services to public agencies located primarily in California and other western states. Willdan Group, Inc. assists cities and other government agencies with a broad range of services, including civil engineering, building and safety services, geotechnical engineering, financial and economic consulting, and disaster preparedness and homeland security. www.willdangroup.com

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Forward-Looking Statements

Safe Harbor Statement:  Statements in this press release which are not purely historical, including statements regarding Willdan Group’s intentions, hopes, beliefs, expectations, representations, projections, estimates, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to, the risk that the Company will not be able to expand its services or meet the needs of customers in    markets in which it operates. It is important to note that the Company’s actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, a slowdown in the local and regional economies of the states where Willdan conducts business, and the loss of or inability to hire additional qualified professionals. The Company’s business could be affected by a number of other factors, including the risk factors listed from time to time in the Company’s SEC reports including, but not limited to, the Form 10-K annual report for the year ended December 29, 2006 filed on March 27, 2006. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Willdan Group, Inc. disclaims any obligation, and does not undertake to update or revise any forward-looking statements in this press release.

Contact:

Mallory McCamant

Chief Financial Officer

Tel: 714-940-6327

mallory@willdangroup.com

Moira Conlon

The Abernathy MacGregor Group Inc.

Tel: 213-630-6550

MHC@abmac.com

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